UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 28, 2024

United Express, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-227194	82-1965608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4345 W. Post Road, Las Vegas, Nevada 89118

(Address Of Principal Executive Offices) (Zip Code)

949-350-0123

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of May 28, 2024, Cristophe Holdings Inc. a corporation controlled by an affiliate of Colin Conway and the 60% majority owner of Cristophe Beverly Hills LLC (“CBH”), settled a lawsuit brought against Mr. Conway and his affiliates by Cristophe Schatteman and his wife, the 40% minority owners of Cristophe Holdings, Inc. At the time of the settlement, the CBH subsidiary of Cristophe Holdings Inc. owned 4,667,000 shares of common stock of United Express Inc., a Nevada corporation whose shares are traded on the OTC market (“UNEX”).

As part of the settlement, pursuant to a share redemption agreement, Mr. Conway’s affiliate transferred 100% of its equity in Cristophe Holdings back, Inc. to Cristophe Holdings, Inc. for cancellation, in exchange for the receipt by a trust established for the benefit of Mr. Conway of 2,804,687 shares of common stock, or 60.1% of the 4,667,000 shares of UNEX owned by CBH. As part of the agreement, Mr. Conway issued a 7.5% three year note in the amount of $200,000 which would be deemed paid in the event and to the extent that Mr. Conway makes any payments on an SBA loan provided to CBH which he previously personally guaranteed or CBH receives proceeds from its investment in the remaining 1,862,313 UNEX shares retained by CBH. The form of the share redemption agreement is attached hereto as Exhibit 10.1. The foregoing is only a brief description of the material terms of the share redemption agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

An existing orderly market agreement and a shareholders agreement, both dated November 11, 2023, which CBH entered into with UNEX was amended by the parties and Cristophe Holdings, Inc. to accommodate the transfer of 2,804,687 of the UNEX shares under the settlement agreement to an affiliate of Colin Conway (the “Amendments”). The forms of Amendments are attached hereto as Exhibit 10.2 and Exhibit 10.3. The foregoing is only a brief description of the material terms of the Amendment and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Pursuant to the settlement agreement, the lawsuit was dismissed against the defendants with prejudice.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of the Share Redemption Agreement dated May 28, 2024, by and between Cristophe Holdings Inc. and Sattvic Partner, LLC
10.2	Form of the Amendment, dated as of May 29, 2024, to the Orderly Market Agreement between Cristophe Beverly Hills, LLC, United Express, Inc. and Unity Global FZCO, dated April 14, 2023.
10.3	Form of Amendment, dated as of May 29, 2024, to the Shareholders Agreement between Cristophe Beverly Hills, LLC, United Express, Inc. and Unity Global FZCO, dated April 14, 2023.
10.4	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED EXPRESS INC.

Dated: June 6 2024	By:	/s/ Andrei Stoukan
	Name:	Andrei Stoukan
	Title:	Chief Executive Officer